Third Quarter 2013 FAQs
Updated October 31, 2013
Q: Can you reconcile your sales guidance for Q4 and the full year for 2013?
A: Looking at our sales excluding Maidenform, our guidance at the mid-point of our range assumes Q4 sales to be roughly flat with last year and when you add in the roughly $120 million from Maidenform, this would suggest Q4 revenue of approximately $1.27 billion. Add this mid-point sales guidance to our year-to-date revenue of $3.342 billion, and it would suggest a full-year revenue of “slightly above” $4.6 billion.

Maidenform-related FAQ

Q: What is the expected financial contribution of the Maidenform acquisition?
A: Once synergies are fully realized, which we currently estimate will be within three years, we believe Maidenform should annually add over $500 million to sales, $80 million to operating profit, $0.60 a share to earnings and $65 million to free cash flow.

Q: Can you provide any insight into Maidenform’s current financial performance?
A: As of October 30, our current 2013 estimate for Maidenform is for revenue of approximately $550 million and operating profit in the low $30 million range. These estimates are in-line with our initial assumptions and are incorporated in the financial guidance we have provided.

Q: Where are the synergies coming from?
A: The sources of synergies include: (1) complementary revenue opportunities; (2) leveraging our global supply chain and gaining scale from reducing third-party sourcing; and, (3) the elimination of duplicative stand-alone company costs.

Q: Looking at the three sources of synergies (SG&A, COGS and revenue); can you quantify the amount coming from each source and when each source will impact your P&L?
A: We have only provided the sources of synergies and the total amount of financial contribution expected from the transaction. While all areas of the integration should begin at the same time, the impact of each synergy source to our P&L will vary. SG&A savings (elimination of duplicative corporate costs) should be the first synergies visible on our P&L and are expected to begin in mid-2014. COGS savings (absorption of distribution and supply chain functions) should begin delivering benefits in 2015 and be fully realized in 2016. Complementary revenue opportunities (applying Innovate-to-Elevate to Maidenform’s products and brands) should begin delivering synergies in late 2015 and fully in 2016.

Q: What is the expected impact to 2013 financial results from the Maidenform acquisition?
A: In the fourth quarter of 2013, we expect Maidenform to contribute revenue of approximately $120 million, operating profit of $6 million to $8 million, incremental interest expense of approximately $3 million and about $0.02 to $0.03 in earnings per share. While long-term we expect Maidenform revenue to deliver margins similar to our current intimate apparel margins, in the short-term their business is expected to be slightly dilutive to our total company margins. In the fourth quarter, Maidenform is expected to be dilutive to total company operating margins by approximately 50 basis points.

Q: Excluding the purchase price, what are the total costs associated with the Maidenform acquisition? And what portion will be cash-based?

A: By the end of 2014, we expect total acquisition-related expenses of $120 million to $140 million, with $50 million to $60 million expected in 2013 and the remainder spread through 2014. Of the total acquisition-related expenses, we estimate that approximately half will be non-cash. In the fourth quarter of 2013, we expect $30 million to $40 million, of the total $50 million to $60 million, to be cash expenses. These cash expenses are factored into our 2013 full-year free cash flow guidance.

Q: Do you expect any conflicts or share losses from this transaction given the overlap of customers?
A: We believe the complementary nature of our respective product portfolios provides our retail partners with a broader product offering. We do not expect any meaningful conflicts from our retail partners. We heard directly from them that they are overwhelmingly supportive of this acquisition. While there could always be slight share loss from some customers as a result of the merger, we do not expect this to be material and have factored this into our estimate of Maidenform’s financial contribution.

Q: What are your plans for Maidenform’s current product line-up?
A: Maidenform’s brands fit right in the heart of our contemporary, younger brands, forming a nice balance against our classic brands of Bali, Playtex and Just My Size. Looking at our overall Intimates business, we now have a stronger number two position in bras and a No. 1 position in shapewear. We are beginning to see the opportunities to drive our Innovate-to-Elevate strategy through the entire Maidenform portfolio. We will focus their innovation on fewer but bigger “platform initiatives,” beginning to advertise these platforms to build brand power, and as these platforms gain scale, internalizing them into our supply chain to substantially improve margins.

Q: What is your strategy for bringing the various brands together? For example, do you plan to offer only certain brands to certain customers?
A: We plan to foster long-term growth opportunities by combining the respective capabilities of the portfolios and cross-introducing new products.

Q: Do you plan to consolidate their outlet store footprint within your existing footprint?
A: We have no plans to close their retail outlets stores and will continue to focus on four-wall profitability within our retail business.

Q: Does Maidenform’s international footprint provide you any opportunity to expand your international sales presence?
A: There is opportunity to leverage our combined strengths over time. Roughly half of Maidenform’s international business is in Canada and Mexico with the remaining half in Europe. Where there is country overlap, we are folding Maidenform’s operations into our existing regions. Maidenform’s European operations will become our fifth international region, joining North America, South America, Asia and Australia.

Q: How much of Maidenform’s product base can be internalized to run through your supply chain?
A: We currently manufacture about two-thirds of our bras and roughly 90% of our entire business where Maidenform sources 100% of their product. Therefore, we see significant opportunity to bring some of their products into our global supply chain. We will provide more details as they become available through the integration process.

Q: What drove the timing of the deal?
A: We were approached by their advisors and were told that they were engaged to run a process to sell the company. We have highlighted several ways we could use our significant levels of free cash flow generation to drive superior shareholder returns; bolt-on acquisitions represent one of these methods. Maidenform clearly hit on all four of our acquisition criteria: (1) in a core category; (2) provides complementary growth opportunities; (3) provides significant synergy opportunity; and, (4) provides strong returns to shareholders and is expected to be accretive in year one, excluding acquisition costs. For any additional details regarding the background of the merger, please see the definitive proxy statement regarding the acquisition that Maidenform filed with the SEC on August 27, 2013.

Q: How did HanesBrands pay for this acquisition?
A: The acquisition was funded through free cash flow and from borrowings on our revolver. We expect to end 2013 with long-term debt/EBITDA of well within our target range of 1.5 to 2.5x.

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Cautionary Statement Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about the HanesBrands acquisition of Maidenform (the “acquisition”), including integration plans and the expected impact of the acquisition on HanesBrands’ sales, earnings, operating profit and free cash flow, are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to our ability to achieve expected synergies and successfully complete the integration of Maidenform and the level of expenses and other charges related to the acquisition. For further information regarding the risks associated with HanesBrands’ and Maidenform’s businesses, please refer to their respective filings with the SEC and the proxy statement and other materials that were filed with the SEC by Maidenform in connection with the acquisition. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

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